UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2020 (December 6, 2020)

Synaptogenix, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-249434 (Commission File Number)	46-3522381 (I.R.S. Employer Identification No.)

1185 Avenue of the Americas, 3rd Floor

New York, New York 10036
(Address of principal executive offices)    (Zip code)

(973) 242-0005
(Registrant's telephone number, including area code)

Neurotrope Bioscience, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Forward-Looking Statements

This Current Report on Form 8-K (this “Report”) includes or incorporates forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are based upon management's assumptions, expectations, projections, intentions and beliefs about future events. In some cases, predictive, future-tense or forward-looking words such as "intend," "plan," "may," "will," "project," "estimate," "anticipate," "believe," "expect," "continue," "potential," "opportunity," "forecast," "should" and similar expressions, whether in the negative or affirmative, are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Additional factors that could cause actual results to differ materially from the results anticipated in these forward-looking statements are contained in Synaptogenix, Inc.’s (“Synaptogenix,” “we,” “our,” “us” or the “Company”) registration statement on Form S-1 and periodic reports filed with the U.S. Securities and Exchange Commission (the “SEC”) under the heading “Risk Factors” and other filings that  the Company may make with the SEC. The Company cautions readers that the forward-looking statements included in this Report represent our estimates and assumptions only as of the date of this Report and are not intended to give any assurance as to future results. These forward-looking statements are not statements of historical fact and represent only our management's beliefs and expectations as of the date hereof, and involve risks and uncertainties that could cause actual results to differ materially and inversely from expectations expressed in or indicated by the forward-looking statements. New factors emerge from time to time, and it is not possible for us to predict all of these factors. Further, the Company cannot assess the effect of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement. Accordingly, you should not unduly rely on any forward-looking statements.

The Company undertakes no obligation to update or revise any forward-looking statements contained in this Report, whether as a result of new information, future events, a change in our views or expectations or otherwise, except as required by federal securities laws.

Explanatory Note

Spin-Off

On December 1, 2020, Neurotrope, Inc., a Nevada corporation (“Neurotrope”), Petros Pharmaceuticals, Inc., a Delaware corporation (“Petros”), PM Merger Sub 1, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Petros (“Merger Sub 1”), PN Merger Sub 2, Inc., a Delaware corporation and a wholly-owned subsidiary of Petros (“Merger Sub 2”), and Metuchen Pharmaceuticals LLC, a Delaware limited liability company (“Metuchen”), consummated the transactions (the “Mergers”) contemplated by that certain Agreement and Plan of Merger by and among the Company, Petros, Merger Sub 1, Merger Sub 2 and Metuchen, dated as of May 17, 2020 (the “Original Merger Agreement”), as amended by the First Amendment to the Original Merger Agreement (the “First Amendment”), dated as of July 23, 2020 and the Second Amendment to the Original Merger Agreement, dated as of September 30, 2020 (the “Second Amendment” and, together with the Original Merger Agreement and the First Amendment, the “Merger Agreement”).

As a condition to the Mergers, Neurotrope approved a transaction (the “Spin-Off”), which became effective on December 7, 2020, whereby (i) any cash in excess of $20,000,000, subject to adjustment as provided in the Merger Agreement, and all of the operating assets and liabilities of Neurotrope not retained by Neurotrope in connection with the Mergers were contributed to Synaptogenix, Inc. (formerly known as Neurotrope Bioscience, Inc.) (“Synaptogenix” or the “Company”), a wholly-owned subsidiary of Neurotrope, and (ii) holders of record of Neurotrope common stock, Neurotrope preferred stock and certain warrants as of November 30, 2020 (the “Spin-Off Record Date”) received a pro rata distribution at the rate of (i) one share of Synaptogenix common stock for every five shares of Neurotrope common stock held, (ii) one share of Neurotrope common stock for every five shares of Neurotrope common stock issuable upon conversion of Neurotrope preferred stock held and (iii) one share of Synaptogenix common stock for every five shares of Neurotrope common stock issuable upon exercise of certain Neurotrope warrants held that were entitled to participate in the Spin-Off pursuant to the terms thereof (collectively, the “Distribution”). Any fractional shares were paid in cash.

In addition, in connection with the Spin-Off, the holders of Neurotrope’s amended and restated warrants to purchase shares of Neurotrope common stock (the “A&R Warrants”) received warrants to purchase shares of Synaptogenix common stock at the ratio of one share of Synaptogenix common stock for every five shares of Neurotrope common stock issuable upon exercise of such A&R Warrants held as of the Spin-Off Record Date (collectively, the “Spin-Off Warrants”).

On December 7, 2020, the Company filed an amended and restated certificate of incorporation which, among other things, changed its name to Synaptogenix, Inc. The Company expects that its common stock will be quoted on the OTCQB market of the OTC Markets Group, Inc. under the symbol “SNPX” at a date to be determined in the future. We currently trade on the OTC Pink Sheet market.

Item 1.01	Entry into a Material Definitive Agreement.

Separation and Distribution Agreement

On December 6, 2020, Neurotrope and Synaptogenix entered into the Separation and Distribution Agreement (the “Separation and Distribution Agreement”) that sets forth Synaptogenix’s agreements with Neurotrope regarding the principal transactions necessary to separate Synaptogenix from Neurotrope, including: (i) the contribution of cash in excess of $20,000,000, as adjusted pursuant to the Merger Agreement, and all of the operating assets and liabilities not retained by Neurotrope in connection with the Merger to Synaptogenix and (ii) the Distribution. The Separation and Distribution Agreement also sets forth the other provisions that govern certain aspects of Neurotrope’s relationship with Synaptogenix after the completion of the Spin-Off and provides for the allocation of assets, liabilities and obligations between Synaptogenix and Neurotrope in connection with the Spin-Off.

The foregoing description of the Separation and Distribution Agreement is qualified in its entirety by reference to the complete terms and conditions of the Separation and Distribution Agreement, which is filed as Exhibit 10.1 to this Report and is incorporated by reference herein.

Tax Matters Agreement

On December 6, 2020, Synaptogenix entered into a Tax Matters Agreement with Neurotrope (the “Tax Matters Agreement”) that generally governs the parties’ respective rights, responsibilities and obligations after the Spin-Off with respect to taxes. Under the Tax Matters Agreement, Neurotrope will be liable for and shall indemnify Synaptogenix from all taxes of Neurotrope for any taxable period and any transfer taxes for which Neurotrope is responsible as a result of the Spin-Off. Synaptogenix will be liable for and shall indemnify Neurotrope from (i) all taxes, other than transfer taxes of Neurotrope for any pre-Spin-Off tax period to the extent they are attributable to Synaptogenix (ii) all taxes, other than transfer taxes, of Synaptogenix for any taxable period other than a pre-Spin-Off tax period, (iii) from all taxes, other than transfer taxes, of Neurotrope related to the recapture of any “dual consolidated loss” and (iv) any transfer taxes for which it is responsible as a result of the Spin-Off.

The foregoing description of the Tax Matters Agreement is qualified in its entirety by reference to the complete terms and conditions of the Tax Matters Agreement, which is filed as Exhibit 10.2 to this Report and is incorporated by reference herein.

Item 3.03	Material Modification to Rights of Security Holders.

The information provided in the Explanatory Note of this Report is incorporated by reference into this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Charles Ryan

On December 1, 2020 (the “Separation Date”), Charles S. Ryan, J.D., Ph.D. was terminated from his employment with Neurotrope and Synaptogenix, including his positions as the Chief Executive Officer of Neurotrope and any and all other positions that Dr. Ryan held with Neurotrope, Synaptogenix, or any of Neurotrope’s subsidiaries or other affiliated entities.

In connection with Dr. Ryan’s termination, Synaptogenix and Dr. Ryan entered into a Separation Agreement, dated as of December 7, 2020 (the “Separation Agreement”). Pursuant to the Separation Agreement, Dr. Ryan will be entitled to receive the following separation benefits in consideration of, and subject to, Dr. Ryan’s compliance with his continuing obligations under the Separation Agreement and all other agreements between Dr. Ryan and the Company, and provided that Dr. Ryan does not revoke the Separation Agreement: (i) payment of twelve (12) months of Dr. Ryan’s base salary as of the Separation Date; (ii) a cash bonus in an amount equal to $225,000; and (iii) payment of Dr. Ryan’s COBRA premiums for the period starting on the Separation Date and ending on the earliest to occur of (x) 12 months following the Separation Date; (y) the date Dr. Ryan is no longer eligible under COBRA and (z) the date that Dr. Ryan obtains employment that offers group health benefits. Additionally, as of the Effective Date (defined below) options to purchase 432,905 shares of Petros’ common stock held by Dr. Ryan shall vest and become immediately exercisable.

The Separation Agreement also contains a general release of any and all claims that Dr. Ryan had or could have had against the Company and the other Company Releasees (as defined in the Separation Agreement). Dr. Ryan may revoke the Separation Agreement within seven days of the Separation Date, and, if Dr. Ryan does not revoke the Separation Agreement within such seven-day period, it will become effective on the eighth day following the Separation Date (the “Effective Date”). In the event that Dr. Ryan revokes the Separation Agreement, it will not be effective and Dr. Ryan will not be entitled to receive the separation benefits provided for thereunder.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the complete terms and conditions of the Separation Agreement, which is filed as Exhibit 10.3 to this Report and is incorporated by reference herein.

Dr. Alan J. Tuchman, M.D.

On December 7, 2020, the Company entered into an offer letter (the “Offer Letter”) with Alan J. Tuchman, M.D., pursuant to which Dr. Tuchman agreed to serve as the Company’s Chief Executive Officer, commencing on December 7, 2020 (the “Start Date”). Dr. Tuchman will receive an initial annual base salary of $222,000, with an annual discretionary bonus of up to 50% of his base salary then in effect. Dr. Tuchman also received an initial equity grant of options to purchase a number of shares of common stock equal to at least 1% of the Company’s outstanding shares of common stock immediately following the Spin-Off. The option will vest with respect to 25% on each of the first, second, third and fourth quarterly anniversaries from the Start Date, subject to Dr. Tuchman’s continued employment with the Company.

The term of Dr. Tuchman’s employment pursuant to the Offer Letter is one year, which shall be extended automatically for six month periods unless either party gives timely written notice. Pursuant to the Offer Letter, if Dr. Tuchman is terminated during the period that is within six months from the Start Date, Dr. Tuchman will receive compensation totaling a minimum of 50% of his annualized salary. If Dr. Tuchman is terminated within the period which is after six months from the Start Date and before the one year anniversary of the Start Date, Dr. Tuchman will receive severance equal to one (1) month of his base salary. If Dr. Tuchman is terminated within the period which is after the one year anniversary of the Start Date, Dr. Tuchman will receive severance equal to two (2) months of his base salary.

In addition, in connection with his appointment as the Company’s Chief Executive Officer, Dr. Tuchman was appointed to the board of directors of the Company.

Dr. Tuchman joins the Company from New York Medical College where he was Clinical Professor of Neurology. In addition, Dr. Tuchman is in the private practice of Neurology in Manhattan and serves as a consultant to a number of biotechnology and investment firms. Dr. Tuchman founded and was Managing Director of MedPro Investors LLC. from 2011 to 2020. He has served as a partner of Xmark Opportunity Partners and as CEO and then Executive Chairman of Neurophysics, Inc. from 2002 to 2010. Dr. Tuchman served as Senior Vice President and Chief Medical Officer of Oncolytics Biotech Inc. from 2012 to 2017. He was previously the President of the Epilepsy Society of Southern New York as well as Vice Dean for Clinical Affairs at New York Medical College. Dr. Tuchman received his MD degree from the University of Cincinnati, College of Medicine, and completed his Neurology Residency at the Mt Sinai School of Medicine. Dr. Tuchman received his MBA from Columbia University in 1996. He has author of over 30 scientific papers and book chapters.

The Company is not aware of any transaction in which Dr. Tuchman has an interest that would require disclosure under Item 404(a) of Regulation S-K.

The foregoing description of the Offer Letter is qualified in its entirety by reference to the complete terms and conditions of the Offer Letter, which is filed as Exhibit 10.4 to this Report and is incorporated by reference herein.

2020 Equity Incentive Plan

Upon completion of the Spin-Off, the Company’s 2020 Equity Incentive Plan (the “2020 Plan”) became effective on December 7, 2020. The total number of securities available for grant under the 2020 Plan is 1,000,000 shares of common stock, subject to adjustment. The Compensation Committee of the Company’s board of directors (the “Committee”) will administer the 2020 Plan and have full power to grant stock options and common stock, construe and interpret the 2020 Plan, establish rules and regulations and perform all other acts, including the delegation of administrative responsibilities, as it believes reasonable and proper. The Committee, in its absolute discretion, may award common stock to employees, consultants, and directors of the Company, and such other persons as the Committee may select, and permit holders of options to exercise such options prior to full vesting.

In the event that the Company’s outstanding common stock is changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation, other reorganization, recapitalization, combination of shares, stock split-up or stock dividend, equitable adjustment will be made to the aggregate number and kind of shares subject to stock options which may be granted under the 2020 Plan. The Committee may at any time, and from time to time, suspend or terminate the 2020 Plan in whole or in part or amend it from time to time in such respects as it may deem appropriate and in the Company’s best interest.

The foregoing description of the 2020 Plan is qualified in its entirety by reference to the complete terms and conditions of the 2020 Plan, which is filed as Exhibit 10.5 to this Report and is incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amended and Restated Certificate of Incorporation

On December 7, 2020, the Company filed an amended and restated certificate of incorporation (the “Amended Charter”) which, among other things, changed its name to Synaptogenix, Inc. Under the Amended Charter, the total authorized number of shares of the Company is 151,000,000 shares, consisting of 150,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share.

The foregoing description of the Amended Charter is qualified in its entirety by reference to the complete terms and conditions of the Amended Charter, which is filed as Exhibit 3.1 to this Report and is incorporated by reference herein.

Second Amended and Restated Bylaws

On November 3, 2020, the board of directors of the Company adopted the Synaptogenix, Inc. Bylaws (the “Amended Bylaws”), which were implemented in connection with the Spin-Off. On December 7, 2020, upon the successful completion of the Spin-Off, the Amended Bylaws became effective.

The Amended Bylaws are filed as Exhibit 3.2 to this Report and are incorporated by reference herein.

Item 8.01	Other Events.

On December 8, 2020, the Company issued a press release announcing the completion of the Spin-Off. A copy of the press release is attached hereto as Exhibit 99.1 to this Report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

See the Exhibit Index below, which is incorporated by reference herein.

EXHIBIT INDEX

Exhibit	Description
3.1	Amended and Restated Articles of Incorporation of Synaptogenix, Inc., dated as of December 7, 2020.
3.2	Bylaws of Synaptogenix, Inc.
10.1*	Separation and Distribution Agreement, dated as of December 6, 2020, by and between Neurotrope, Inc. and Synaptogenix, Inc.
10.2	Tax Matters Agreement, dated as of December 6, 2020, by and between Neurotrope, Inc. and Synaptogenix, Inc.
10.3†	Separation Agreement, dated as of December 1, 2020, by and between Charles S. Ryan, J.D., Ph.D. and Synaptogenix, Inc.
10.4†	Offer Letter, dated as of December 7, 2020, by and between Synaptogenix, Inc. and Alan J. Tuchman, Ph.D.
10.5†	2020 Equity Incentive Plan of Synaptogenix, Inc.
10.6†	Form of Stock Option Agreement under 2020 Equity Incentive Plan of Synaptogenix, Inc.
99.1	Press Release issued on December 8, 2020.

† Management contract or compensatory plan or arrangement.

* Schedules and exhibits omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant will furnish a copy of any omitted schedule or exhibit as a supplement to the SEC or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNAPTOGENIX, INC.

Date: December 10, 2020	By:	/s/ Robert Weinstein
Name: Robert Weinstein
Title: Chief Financial Officer